SUB-AGENT AGREEMENT from TRIO TEKNOLOGIES

For SPRINT PCS Products and Services

This Agreement ("Agreement") is made as of Aug 14, 2006 ("Effective Date") between Trio Teknologies, a Texas corporation ("Company") and USTelematics, Inc. ("Sub-Agent").

Sub-Agent Legal Name: USTelematics, Inc. , a Delaware Corporation

Business Name or DBA: USTelematics, Inc.

Type of Entity: [|] Corporation [ ] Partnership [ ] Other ______

Sub-Agent Address for Official Notices:
335 Richert Dr
Wood Dale, IL 60191

Sub-Agent Contact		
	Name:	Stuart Volkow
	Title:	Dir. Bus. Dev.
	Telephone:	310-428-6729
	Fax:	312-896-9235
	E-Mail:	stu@ustelematics.com

Trio Teknologies Address for Official Notices:

Trio Teknologies
1467 LeMay Suite 105
Carrollton, TX 75007
Attn: Gordon Dahl

Phone: 972-242-0550
Fax: 972-245-0007

BACKGROUND

A. Company is in the business of selling wireless communications and related implementation services to Business Customers.

B. Company desires to directly market, sell and promote Products and Associated Sprint PCS Services to Business Customers and Trio Teknologies desires to have Sub-Agent provide these services to Business Customers.

C. Sprint PCS desires to activate those business customers who purchase Products from Company and Sprint PCS Services and Company desires to have Sprint PCS activate such Business Customers on Sprint PCS Services.

Now, therefore, and in consideration of the above premises and the covenants, terms and conditions of this Agreement, the parties agree as follows:

1. Definitions

"Sprint PCS Products" or "Products" or "Product" means, collectively, the Data Devices and Sprint PCS Phones. A list of Sprint PCS Products authorized for sale under this Agreement, is attached hereto as Exhibit C. Sprint PCS may amend this list in its sole discretion from time to time.

"Business Customer" or "Customer" means a business end user customer. "PCS Frequency" means the broadband personal communications services which as of the Effective Date utilizes frequency bands approaching 1.9 gigahertz in broadband.

"RMA Process" means Trio Teknologies returned merchandise authorization process referred to in Section 7.1 as modified by Trio Teknologies from time to time.

"Sprint PCS service or Services" means the digital wireless telecommunications service that is provided using Sprint PCS' CDMA-based wireless network on the PCS Frequency.

"Sub-Agent" means a company that sells products purchased by Trio Teknologies and meets the qualifying criteria for becoming one of Trio Teknologies Sub-Agents.

"Territory" means the geographic area and/or markets in which Sub-Agent is authorized to sell Sprint PCS Products and market Service Plans, as further described on Exhibit D. Sprint PCS may change this Exhibit D in its sole discretion from time to time.

The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined.

2. Term and Affiliate Transactions

2.1 Term

The term of this Agreement is one year from the Effective Date, unless terminated sooner as permitted in this Agreement. This Agreement automatically renews for consecutive 1-year periods on each anniversary of the Effective Date of this Agreement, unless either party gives the other party written notice of non-renewal at least 60 days before the anniversary date.

3. Agency

3.1 *General*

Trio Teknolgies appoints Sub-Agent as its non-exclusive agent for the term of this agreement for the limited purpose of marketing, selling and distributing the Products directly to business customers under the terms and conditions of this Agreement. Sprint PCS may as any time during the Agreement promote and market all Sprint PCS products to any existing or potential Customer. Sub-Agent is not authorized to sell or market Sprint PCS Products or Service Plans outside of the Territory.

3.2 *Restriction on Sub-Agent Authority*

Sub-Agent is not a general agent of Sprint PCS. Sub-Agent has no authority to act on behalf of Sprint PCS, nor may Sub-Agent bind Sprint PCS in an manner whatsoever, except as expressly provided in this Agreement. Sprint PCS is not obligated to employees or any other person or entity utilized by Sub-Agent to market the Sprint PCS services and those persons must at all times remain employees, agents or independent contractors, as applicable, of Sub-Agent. Sub-Agent functions as a non-exclusive, independent contractor and must use commercially reasonable efforts to perform its obligations under this Agreement. Sub-Agent must not act outside the scope of its authority granted under this Agreement.

3.3 *No Contractual Relationship with Distribution Force*

Trio Teknolgies will deal only with the Sub-Agent, and unless otherwise specifically agreed to in writing, Trio Teknologies has the right, in its sole discretion, to reject any company as a Sub-Agent. If Sprint PCS rejects any company as a Sub-Agent, any Sprint PCS Sub-Agent agreement will be immediately terminated between Trio Teknologies and Sub-Agent.

3.4 *No Sale to Resellers*

Sub-Agent will sell the Products and promote Sprint PCS Services only to Business Customers. Sub-Agents will not sell the Products to a reseller of wireless services or products or to an entity that is purchasing the Products for the purpose of reselling them to any party other than the ultimate end user. Sub-Agents will take reasonable efforts to determine whether a volume purchaser is a reseller of wireless services or an equipment/distributor wholesaler. Further, Sub-Agents will not attempt to aggregate or re-bill charges to customers for the Sprint PCS Services, which will be invoiced directly from Sprint PCS to the customer purchasing the Products(s).

4. Ordering and Acceptance

4.1 Restrictions on Resale

Sub-Agent is permitted to sell the Products to Business Customers only. All orders for Products must be placed with Trio Teknologies. Sub-Agent may not place orders directly with Sprint PCS. To ensure compliance with this restriction, Sprint PCS reserves the right to refuse to activate Products on an account if Sub-Agent has not followed the order process. Further, Sprint PCS reserves the right to refuse to activate bulk activation orders on any single account, if Sprint reasonably believes that a fraudulent account is involved or that a reseller (other than Trio Teknologies and its Sub-Agents) is involved in the order. Sub-Agent is required to use, best efforts to determine if a volume purchaser is a reseller of personal communications services. Sub-Agent is only authorized to sell the Products and promote Sprint PCS Services through face-to-face dealings, via Trio Teknologies or Sub-Agents own Internet site or own Telesales representatives with Business Customers. Sub-Agent is not authorized to sell Products or market Sprint PCS Services through another channel, including through third-party or aggregator Internet sites.

5. Customers

5.1 Customers and Procedures

All customers who purchase Products through the Sub-Agent are customers of Sprint PCS after the sale of the Products with respect to the Sprint PCS Services. Sub-Agent must comply with all Sprint PCS procedures dealing with Sprint PCS customers, including any return policy or money back guarantee. Sub-Agent will not impose any changes, terms or conditions on any customer of Sprint PCS in addition to or inconsistent with the Sprint PCS' terms and conditions, its promotional programs or its advertising and marketing statements or policies.

5.2 Customer Lists

Sub-Agent will have access to Customer contact information as a result of its sale of Sprint Products and marketing of Sprint Services, including but not limited to the Customer's name, address, e-mail address and various other contact information. Customer contact information as used in this Section 5.2 does not include contact information currently in the possession of Sub-Agent or acquired by Sub-Agent outside of Sub-Agent's sale of Sprint Products and marketing of Sprint Services. Sub-Agent agrees that it will not compile a list of such information and use it to help market or sell (directly or indirectly) products or services which are competitive to the Products or Services purchased by such Customers for the time period such Customers is under contract with Sprint. Sub-Agent will also not compile such a list in order to sell, transfer or otherwise convey to a third party. Sub-Agent may use such lists for their internal analysis of their business practices and operations.

5.3 Customer Information

All information Sprint collects regarding a Customer as a result of such Customer's purchase of a Sprint Product or activation on Sprint Service, including, name address, usage, billing, income and feature preferences, is Sprint Confidential Information under Section 13 of this Agreement. Sub-Agent does not have any right to information that Sprint has regarding a customer who has purchased Products or Sprint Services through the Sub-Agent. To the extent Sub-Agent has collected such information separately as part of a Customer's purchase of a non-related Sprint Product or Service, such information collected will not be considered Sprint Confidential Information.

6. Invoice and Payment

6.1 Invoice

Trio Teknologies will invoice Sub-Agent for each shipment of Products. Trio Teknologies may include the invoice with the shipped Products or deliver it to the Sub-Agent under separate cover.

6.2 Payment

Sub-Agent will pay Trio Teknologies the amount shown due on any invoice within 30 days of the receipt of the invoice. All payments will be made in cash or cash equivalent funds in US Dollars. Sub-Agent may make payment by electronic fund transfer to Trio Teknologies if Trio Teknologies offers such a form of payment and Sub-Agent agrees to the terms of such transfer with Trio Teknologies. Any amounts unpaid after the due date will accrue a monthly late fee of 1½ %.

6.3 Credit Terms: Failure to Make Payment

Trio Teknologies may, in its sole discretion, eliminate, reduce or otherwise change Sub-Agent credit terms under this Agreement at any time. If Sub-Agent fails to make any payment when due and Trio Teknologies elects not to terminate this agreement, Trio Teknologies may, in its sole discretion, require Sub-Agent either to (a) make a cash security deposit from which Trio Teknologies may withdraw funds for payments past due or (b) post a letter of credit in the amount of Sub-Agents credit limit in

form and substance reasonably acceptable to Trio Teknologies. If Sub-Agent fails to make any payment when due, Trio Teknologies may, in its sole discretion, withhold payment of any related airtime commission or compensation.

6.4 NSF Checks

Trio Teknologies policy is to charge a fee of $30.00 for checks returned for insufficient funds, which policy Trio Teknologies may change from time to time without notice.

7. Returns

7.1 RMA Process

Sub-Agent will make all returns under this Agreement in accordance with the RMA Process. Sub-Agent will call Trio Teknologies Client Support Group at 972-242-0550 to obtain the current RMA Process.

7.2 Defective Products

Sub-Agent will return, at Sub-Agent's expense, any Products that are defective. Sub-Agent will receive either a credit equal to the Price for each Product returned, or have the repaired unit sent back. No credit will be given if the Products (i) has been abused by the Sub-Agent or end user customer including, without limitation, physical damage or unauthorized alteration or programming, or (ii) return does not comply with RMA Process. If Sub-Agent returns as defective an Products that is determined by Trio Teknologies not to be defective, Trio Teknologies will return the Products back to the Sub-Agent, at Sub-Agents freight expense.

7.3 Customer Satisfaction Returns

Sub-Agents will permit any end user customer to return Products (with proper proof of purchase) in accordance with Trio Teknologies and Sprint PCS' standard return policy. Trio Teknologies will require its Sub-Agents to return those products to Trio Teknologies. Sub-Agent will receive a credit equal to the Price for each Product returned, provided that Sub-Agent has furnished such information as Trio Teknologies reasonably requests to verify timeliness of the return. No credit will be given if the Product has been abused by Sub-Agent or an end-user customer including, without limitation, physical damage or unauthorized alteration or programming, (a) Product is not returned to Trio Teknologies in accordance with the Return Policy, or (b) if the Sub-Agent has not refunded the sales price of the Products to the end-user customer. Notwithstanding the foregoing, before being entitled to a credit, Sub-Agent must provide to Trio Teknologies a copy of the original sales receipt and credit receipt for the Products being returned and maintain a record of customer satisfaction returns which Trio Teknologies may audit. Sub-Agent will also provide a list of all ESNs in the RMA request. Sprint PCS will verify that the returned Products have not been activated for more than 14 days. The record will identify the end-user customer by name and address, the reason for the return, the date of the return, and such other information that Trio Teknologies may reasonably request that Sub-Agent maintain in order to authenticate the customer satisfaction return.

7.4 Offering Credits for Returned Products

Sub-Agent may not offset the amount due for returned Products against an outstanding invoice from Trio Teknologies unless Trio Teknologies agrees to such offset in writing. Trio Teknologies may show the amount due for returned Products as a credit on any invoice subsequently sent to Sub-Agent, rather than paying Sub-Agent cash for the returned Products. Trio Teknologies may, but does not have the obligation, to reissue an outstanding, unpaid invoice to reflect any credit due.

8. Sale of Service Plans

8.1 Compensation

Trio Teknologies will pay Sub-Agent the Commission described in **Exhibit A** (Compensation) within 60 days from the last day of the month in which a Service Plan is activated. Any Commission paid is subject to chargeback as provided in **Exhibit A**. Trio Teknologies will pay Sub-Agent compensation only for activations of Service Plans made while this Agreement is in effect. Trio Teknologies will pay Sub-Agent compensation on activations made before termination if the conditions to earning the compensation are satisfied during the 180 day period following termination. Sub-Agent must not rebate, split or otherwise share any compensation Sub-Agent is paid with respect to the sale of Service Plans with any Customer obtaining a Service Plan.

8.2 Authorization to Sell Service Plans

Trio Teknologies authorizes Sub-Agent to sell Service Plans. Sub-Agent may not modify, amend, waive, cancel or otherwise change any Service Plan offering. Trio Teknologies reserves the right, in its sole discretion, to change the Service Plans that Sub-Agent is permitted to sell under this Agreement upon notice to the Sub-Agent. Trio Teknologies and Sprint PCS are not obligated to make all of its wireless service offerings available for sale by Sub-Agent. Sprint PCS may add or delete individual service offerings from the Service Plans Sub-Agent is authorized to sell from time to time.

8.3 Sale of Service Plans

Sub-Agent must follow the procedures outlined in Exhibit B when selling Service Plans to a Customer. Sales of Service Plans are not complete and binding on Sprint PCS until Sprint PCS accepts the order, which it may refuse to do so for any reason.

8.4 Customers

All Customers purchasing Service Plans through the efforts of Sub-Agent are customers of Sprint PCS. Sub-Agent will comply with all current Sprint PCS procedures and policies with respect to activation of, and dealing with, Sprint PCS customers. Sub-Agent will not impose any activation fees, standards, sales conditions, or contracts not written by Sprint PCS on any Customer for the purchase of Sprint PCS Service. Sub-Agent is not authorized to bill or collect any monies from Customers on behalf of Sprint PCS.

8.5 Liability for Service Plans Procured by Fraud or Misrepresentation

Sub-Agent is liable to Sprint PCS for all uncollected amounts billed to any Customer purchasing a Service Plan through Sub-Agents efforts for Service Plans that are procured by or through fraud or fraudulent means, including by the false representation of identity by the Customer (except to the extent Sub-Agent has complied with Sprint PCS' requirements and guidelines on verification of identification of Customer) or by the negligence or wrongful act or omission by Sub-Agent.

9. Marketing

Sub-Agent is required to get prior approval from Trio Teknologies and Sprint PCS for the use of trademark and marketing materials. A separate Trademark License Agreement is necessary. All rules governing the use of Sprint PCS trademarks are included with this agreement.

10. Other Covenants

10.1 DISCLAIMER OF WARRANTIES

EXCEPT AS STATED IN THIS AGGREEMENT OR THE MARKETING MATERIALS, AND SUBJECT TO TRIO TEKNOLOGIES OBLIGATION TO INDEMNIFY SUB-AGENT, TRIO TECKNOLOGIES MAKES NO OTHER WARRANIES OR REPRESENTATIONS TO SUB-AGENT, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ANY SERVICES OR PRODUCTS SOLD THROUGH SUB-AGENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT, OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE, COURSE OF DEALING, OR TRADE USAGE.

10.2 Ethical Conduct and Related Covenants

Each party will perform its obligations under this Agreement, in a diligent, legal and ethical and professional manner.

10.3 Practices and Procedures

Trio Teknologies will send notices to Sub-Agent within a commercially reasonable period of time if Sprint PCS adopts, modifies or terminates various commercial practices and procedures applicable to the parties' relationship under this Agreement, including packaging of shipped goods, information required to be provided by Trio Teknologies regarding compliance with the provisions of this Agreement, and methods of returning goods.

10.4 Responsibility for Fraud

Neither party will permit its agents, employees, or representatives to engage in fraudulent activities.

11. Indemnification

EACH PARTY WILL DEFEND, INDEMNIFY AND HOLD THE OTHER AND OTHER'S AFFILIATES (AND THE OWNERS, DIRECTORS, EMPLOYEES AND AGENTS OF EACH OF THEM) HARMLESS AGAINST ANY DAMAGES (INCLUDING INDIRECT, INCIDENTAL OR CONSEQUENTIAL), LOSSES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS) ARISING OUT OF OR RELATING TO ANY CLAIMS, ACTIONS OR OTHER PROCEEDINGS THAT (A) ARE BROUGHT BY OR ON BEHALF OF ANY THIRD PARTY, AND (B) ARE BASED ON THE ACTS OR OMMISSIONS OF THE INDEMNIFYING PARTY. FOR THE PURPOSES OF THIS PARAGRAPH 11, "THIRD PARTY" MEANS ANY PERSON OR ENTITIY OTHER THAN THE PARTIES AND THEIR RESPECTIVE AFFILIATES. THE PARTIES' INDEMNIFICATION OBLIGATION EXTENDS TO CONSEQUENTIAL DAMAGES ONLY TO THE EXTENT SUCH DAMAGES ARE CLAIMED BY A THIRD PARTY BUT NOT TO CONSEQUENTIAL DAMAGES OF SUB-AGENT.

With respect to any claim, action or proceeding for which one Party is required to indemnify the other Party under paragraph 11, the indemnified Party will (a) give the indemnifying Party prompt written notice of the claim, action or proceeding, (b) cooperate with the indemnifying Party in connection with the defense, settlement or prosecution of the claim, action or proceeding, and (c) not settle the claim, action or proceeding without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, the indemnified Party will have the right to fully participate in the defense at its own expense, and, further, Trio Teknologies will have the right to approve Sub-Agent's selection of counsel, which approval will not be unreasonable withheld. Failure to provide timely notice under this Section will only limit a Party's rights hereunder to the extent the Party entitled to receive notice is prejudiced.

11.1 No Consequential Damages

EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 11, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH PARTY'S FAILURE TO PERFORM UNDER THIS AGREEMENT. FOR THE PURPOSES OF THIS PARAGRAPH "PARTY" MEANS THE PARTY, AFFILIATES AND THEIR REPRESENTATIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

11.2 Limitation of Actions

EXCEPT FOR INDEMNIFICATION ACTIONS ARISING IN CONNECTION WITH PARAGRAPH 13, NEITHER PARTY MAY BRING LEGAL ACTION OR ASSERT A CLAIM WITH RESPECT TO THIS AGREEMENT MORE THAN TWELVE (12) MONTHS AFTER THE CAUSE OF ACTION OR CLAIM ACCRUES.

12. Termination of Agreement

12.1 Events of Termination

Either party may terminate this agreement for any reason in its sole discretion upon 30 days prior written notice given the other party.

Either party may terminate this Agreement (the "Terminating Party") effective immediately:

If the other party ("Defaulting Party") fails to pay any amount when due;

the Defaulting Party institutes proceedings under any bankruptcy act, insolvency law or any law for the relief of debtors;

the Defaulting Party institutes proceedings for the appointment or application of a receiver for the other party;

the Defaulting Party makes an assignment for the benefit of its creditors;

a party other than the Defaulting Party initiates involuntary proceedings under any bankruptcy act, insolvency law or any law against the Defaulting Party, which the Defaulting Party fails to have terminated or discharged within 30 days;

a party other than the Defaulting Party initiates proceedings for the appointment or application of a receiver for the Defaulting Party, which the Defaulting Party fails to have terminated or discharged within 30 days; or

In addition to the defaults listed in subparagraph (b) above, either party may terminate this Agreement effective immediately upon written notice to the other party if the other party:

Assigns, transfers or attempts to assign or transfer any interest or right in this Agreement. (In the case of Sub-Agent) has more than 10% of the Products sold in any rolling three-month period that are activated as fraudulent accounts (for purposes of this Agreement, "fraudulent accounts" means accounts established by individuals who have provided false information affecting the provision of Services or collection of invoice payments).

Sprint PCS may terminate Sub-Agents right to sell Products or Sprint PCS services for any act or omission for which Sprint PCS would have the right to terminate this Agreement, including a Sub-Agent failing to meet the definition of that term, without any way affecting the rights and obligations of Trio Teknologies under this Agreement.

The Terminating Party may terminate this Agreement effective upon 30 days prior written notice (the "Notice Period") given to the Defaulting Party, of its breach or failure to comply with any non-monetary term or provision of this Agreement (other than those set out in clauses (b) and (c) above) and failure to cure the breach within the Notice Period.

12.2 Method of Termination

A party having the right to terminate this Agreement may exercise such right by giving the other party a written notice stating the Agreement is terminated as of the later of the date of notice or the permitted termination date.

12.3 *Duties upon Termination*

If either party terminates this Agreement as permitted in Section 12.1 then:

The parties will use all commercially reasonable efforts to cease immediately all of their respective efforts to promote the sale of Sprint PCS Services and Products as anticipated under this Agreement;

The parties will immediately stop making any statements or taking any actions that might cause third parties to infer that the business relationship in this Agreement continues to exist between the parties, and where necessary and advisable, inform third parties that the parties no longer have the business relationship described in this Agreement.

12.4 *Effect of Termination*

Termination of this Agreement is without prejudice to any other right or remedies of the parties and is without liability for any loss or damage occasioned by the termination. Termination of this Agreement does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue as a result of any act or omission prior to termination or from any obligation which is expressly stated to survive termination and Sections 10, 11, 13, and 14 shall survive any termination or expiration of this Agreement.

13. Confidentiality

13.1 *Ownership and Use*

All Confidential information is and will remain the exclusive property of the Party to which it belongs, even if it was gained or developed as a result of or in the course of the Parties' relationship. During the term of this Agreement and at all times thereafter, neither Party, or such Party's Affiliates or Personnel, will use or disclose any Confidential Information to any Person except as expressly provided in this Agreement. Each Party will use its best efforts to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, the same degree of effort it uses to protect its own confidential information of a similar nature.

13.2 *Exceptions*

The provisions of paragraph 13.1 will not apply to any information that (a) is or becomes publicly available without breach of this Agreement, (b) can be shown by documentation to have been known to a Party at the time of its receipt from the other party, (c) is rightfully received from a third party without a requirement that the third party treat the information as confidential and such third party did not acquire or disclose such information by a wrongful act, (d) can be shown by documentation to have been independently developed by such Party without reference to any of the other Party's Confidential Information, or (e) is required to be disclosed by judicial or regulatory process, or other requirement of law.

14. Miscellaneous

14.1 *Force Majeure*

Neither Party will be liable for any loss, damage, cost, delay or failure to perform from causes beyond its reasonable control including, but not limited to, acts of God, fires, floods, earthquakes, strikes, insurrections, riots, lightening or storms, or delays of suppliers or subcontractors for the same causes.

14.2 *Notices*

Any notice or other communication under this Agreement given by one Party to the other will be in writing and will be delivered in person, by electronically receipted facsimile (that is acknowledged in a similar manner by the intended recipient) by certified mail, return-receipt requested (properly addressed and stamped with the required postage) or by national overnight delivery service to the intended recipient at its address specified on the first page of this Agreement and to the attention of the individual who executed this Agreement on behalf of such Party. Notices are effective upon receipt. Any Party may change such address or individual by giving the other Party notice in accordance with this paragraph 14.2

14.3 *Export Control*

The Parties acknowledge that and Equipment, Applications, Products, software, and technical information (including, but not limited to, Services and training) provided under this Agreement are subject to the export laws and regulations of the United States of America and any use or transfer of such Equipment, Applications, Products, software and technical information outside of the United States of to foreign nationals must be authorized under those regulations.

14.4 No Waiver

No failure or delay on the part of a Party in exercising any right, power, or privilege under this Agreement, and no course of dealing between Trio Teknologies and Sub-Agent, will be deemed a waiver of any further exercise of any right, power or privilege. The rights and remedies expressly provided herein are cumulative and not exclusive of any rights or remedies which such Party would otherwise have.

14.5 Assignment

Neither Party may assign this Agreement or any of its obligations hereunder without the other party's prior written consent, except that Trio Teknologies may assign its rights hereunder to any affiliate or to any other entity or person related to Trio Teknologies by any merger, transfer of assets, consolidation or takeover in which Trio Teknologies is involved. Any assignment by Sub-Agent in violation of this section, including, without limitation any material change in control or ownership of Sub-Agent's entity, renders this Agreement immediately void, and conveys no rights or interests.

14.6 Applicable Law

This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Texas without reference to its choice of law rules.

14.7 Entire Agreement

This Agreement represents the entire agreement between the Parties with respect to the matters addressed in this Agreement and, except as expressly provided herein, may not be modified by any other agreements, representations or understandings, whether oral or in writing. This Agreement supercedes all prior agreements between the Parties, except that any covenants relating to confidentiality, business record retention and other post-termination covenants of prior agreements will survive.

14.8 Amendments

Except as otherwise provided in this Agreement, no amendment, modification or waiver of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by the Party to be bound thereby. Notwithstanding the foregoing, Trio Teknologies unilaterally may modify this Agreement at any time, provided such modification is reasonably necessary to comply with the laws, orders, regulations and approval requirements of government authorities having jurisdiction over the provision of Service hereunder Trio Teknologies will notify Sub-Agent as soon as practicable of any such modifications.

14.8 Severability

If any provision of this Agreement is held invalid under any applicable law, such invalidity will not effect any other provision of this agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement will be deemed enforceable to the fullest extent permissible under applicable law and, when necessary, the arbitrator or court is requested to reform any and all terms or conditions to give them such effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives as of the date and year set out in page one.

Sub-Agent USTelematics, Inc.	Trio Teknologies
By: [signature]	By: Rose Wan [signature]
Title: Pres.	Title: Agent